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                                       BY-LAWS

                                          of

                           NCC INDUSTRIES OF DELAWARE, INC.

                                  A R T I C L E   I

                                STOCKHOLDERS MEETINGS



              SECTION 1.01 ANNUAL MEETING. The annual meeting of stockholders of the Corporation for the election of directors and for such other business as may properly come before the meeting shall be held on such day in the months of February, March, April or May, on such day and at such place within or without the State of Delaware as may be determined by the Board of Directors and as shall be designated in the notice of meeting, for the election of directors and for such other business as may properly come before the meeting.


              SECTION 1.02 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Chairman of the Board or by a majority of the Directors. Special meetings shall be held at such place within or without the State of Delaware and at such hour as may be designated in the notice of such meeting and the business transacted shall be confined to the object stated in the notice of the meeting.

              SECTION 1.03 NOTICE OF STOCKHOLDERS' MEETINGS. Written notice of all meetings of stockholders shall be given, personally or by mail, not less than ten days nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting at his record address or, with the consent of the Corporation, at such other address as he may have furnished by request in writing to the Secretary of the Corporation. Such notice shall state the place, date and hour of the meeting and the general nature of the business to be considered.

              Notice of a meeting need not be give to any stockholder who submits a signed waiver of notice, in person or by proxy whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without, at the commencement of the meeting, protesting the lack of notice of such meeting, shall constitute a waiver of notice by him.

              SECTION 1.04 QUORUM AT STOCKHOLDERS' MEETINGS: VOTE REQUIRED. At any meeting of the stockholders and holders of a majority of the outstanding stock entitled to vote at the
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meeting, present in person or by proxy, shall, except as otherwise provided by law, constitute a quorum. If there shall be less than a quorum at any meeting of the stockholders, a majority of those present in person or by proxy may adjourn the meeting. A quorum, once present, is not broken by the subsequent withdrawal of any stockholder.

              Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares of stock entitled to vote in the election. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by the General Corporation Law or the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares of stock entitled to vote thereon.

              SECTION 1.05 INSPECTORS AT STOCKHOLDERS' MEETINGS. The Board of Directors, in advance of any stockholders meetings, may appoint one, or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the stockholders' meeting may appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.
Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting impartially and according to the best of his ability.

              The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the number of such shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and all challenges and question arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing on any challenge, question or matter determined by them and execute a certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

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              SECTION 1.06  VOTING.  At all meetings of stockholders only such persons shall be entitled to vote in person or by proxy as appear as holders of stock upon the transfer books of the Corporation on the record date for such meeting. All proxies shall be appointed by instruments in writing duly subscribed and delivered to the Inspectors or the Secretary at the meeting.

              SECTION 1.07 ORDER OF BUSINESS. At the meetings of stockholders the following shall be the order of business, unless the presiding officer shall otherwise determine:

              1.   Filing proxies
              2.   Proof of proper notice of meeting
              3.   Election of Directors
              4.   Other business
              5.   Reports of Officers

                                  A R T I C L E   II

                                  BOARD OF DIRECTORS


              SECTION 2.01 NUMBER OF DIRECTORS. The number of directors shall be not less than 5 nor more than 15, as may, from time to time, be fixed by resolution of the Board of Directors; provided that so long as the Corporation has just one stockholder of record, there shall be but three members of the Board of Directors.

              SECTION 2.02 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director.

              SECTION 2.03 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as it shall from time to time determine. No notice shall be required for any such regular meeting of the Board.

              SECTION 2.04 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by a majority of the Directors, the Chairman of the Board, or the President, upon twelve hours notice to the directors given by telephone, letter or telegraph. No notice need specify the purpose of the meeting. Any requirement of notice shall be effectively waived by any director who signs a waiver of notice before or after the meeting or who attends the meeting without protesting

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(prior thereto or at its commencement)  the lack of notice to him, or who attends the next subsequent (regular or special) meeting without then protesting the lack of notice to him at the commencement thereof.

              SECTION 2.05 QUORUM. One third of the directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than quorum present a majority of those present may adjourn the meeting from time to time.

              SECTION 2.06 COMMITTEES. The Board of Directors, by resolution adopted by a majority of the whole of the Board of Directors, may appoint such Committees, consisting of one or more members of the Board of Directors, each of which, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors in the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. There shall be an Executive Committee, consisting of two or more members of the Board of Directors, to serve at the pleasure of the Board of Directors. The Executive Committee shall have and may exercise, to the fullest extent permitted by law and not otherwise specifically excepted by the Board of Directors, all the powers and authority of the Board of Directors, including without limitation the power and authority to declare a dividend or authorize the issuance of stock. Absent anything to the contrary in the resolution of the Board establishing or designating any committee, each committee may fix its own quorum and elect its own chairman. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

              SECTION 2.07 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

                                A R T I C L E   I I I

                                       OFFICERS


              SECTION 3.01 OFFICERS. The Board of Directors, as soon as practicable after the election of directors held in

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each year, shall elect a Chairman of the Board, a President, one or more
Vice-Presidents, a Controller, a Secretary, a Treasurer, such Assistant, Secretaries and Assistant Treasurers, and such other officers, agents, and employees as it may from time to time deem proper. Any number of offices may be held by the same person. The Chairman of the Board shall be chosen from among the directors.

              SECTION 3.02 TERMS OF OFFICE. The term of office of all officers shall be one year or until their respective successors are chosen; but any officer may be removed from office, with or without cause, at any time by the Board of Directors.

              SECTION 3.03 POWERS AND DUTIES OF OFFICERS. The Chairman of the Board shall be the chief executive officer of the Corporation and shall, if present, preside at all meetings of the stockholders and the Board of Directors and of the Executive Committee. The Chairman shall be a member ex officio of all committees appointed by the Board of Directors. The Chairman shall have the power on behalf of the Corporation to enter into, execute and deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto. Subject to the Chairman's general supervision and control as chief executive officer of the Corporation's business and affairs, the other officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices. All of the officers of the Corporation shall do and perform all acts and duties herein specified or which may be assigned to them from time to time by the Board of Directors.

    SECTION 3.04 VOTING UPON STOCKS OWNED IN OTHER COMPANIES. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.


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                                  A R T I C L E  IV

                                 CAPITAL STOCK - SEAL

         SECTION 4.01   REGULATIONS.   The Board of Directors shall have the
power and authority to make all such rules and regulations as they may deem expedient, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

         SECTION 4.02   RECORD DATE.   For the purpose of determining the
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of stockholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty nor less than ten days before the date of any such meeting, nor more than sixty days prior to any other action.

         SECTION 4.03 STOCK CERTIFICATE. Each certificate representing stock of the Corporation shall be in such form as may be approved by the Board of Directors and, when issued, shall contain upon the face or back thereof the statements prescribed by the General Corporation Law and by any other applicable
provision of law.    Each such certificate shall be signed by the Chairman of
the Board or the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. The signatures of said officers upon a certificate may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         SECTION 4.04    LOST, DESTROYED OR STOLEN CERTIFICATES.
No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may require, and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.


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         SECTION 4 . 05 TRANSFER OF STOCK.  The shares of stock of the
Corporation shall be transferred or assignable on the books of the Corporation only by the person to whom they have been issued or his legal representative, in person or by attorney, and only upon surrender of the certificates or certificate representing such shares properly assigned. The person in whose name shares of stock shall stand on the record of shareholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         SECTION 4 . 06 CORPORATE SEAL.          The Board of Directors shall
provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. The seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing by any process whatsoever upon any paper of document, an impression, facsimile or other reproduction of said seal.

                                   A R T I C L E  V

                               MISCELLANEOUS PROVISIONS

         SECTION 5 . 01 FISCAL YEAR.   The fiscal year of the Corporation shall
be the calendar year ending December 31.

         SECTION 5 .02  REGISTERED OFFICE IN THE STATE OF DELAWARE.       The
registered office of the Corporation in the State of Delaware shall be at 229 South State Street, Dover, Delaware.

                                  A R T I C L E  VI

                                      AMENDMENTS

         SECTION 6 . 01 AMENDMENTS.    The stockholders may amend the By-Laws
of the Corporation at the annual meeting or at a special meeting called for the purpose. The By-Laws may also be amended at any regular or special meeting of the Board of Directors by vote of a majority of the Board, provided the proposed amendment or amendments be mailed to each director two days before the meeting, be inserted in the notice thereof or be waived in writing by each of the directors before or after the meeting.


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                                  A R T I C L E  VII

                                   INDEMNIFICATION

         SECTION 7 . 01 INDEMNIFICATION OF DIRECTORS AND OFFICERS.   The
Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expense, liabilities or other matters referred to in or covered by said section.



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